                                                                    EXHIBIT 3.20

                          CERTIFICATE OF INCORPORATION

                                       OF

                           POOL ENERGY HOLDING, INC.


         1.      The name of the Corporation is Pool Energy Holding, Inc.

         2. The address of its registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 18901, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

                      To engage in any lawful activity for which a corporation
                 may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100), and the par value of each of such shares is one hundred dollars ($100), amounting in the aggregate to ten thousand dollars ($10,000).

         5. Shareholders are hereby denied the right to cumulate their votes for the election of directors. Shareholders shall have only preemptive rights to purchase additional shares of stock as may be issued hereafter from time to time. Such rights shall exist with respect to shares originally authorized, shares hereafter authorized, or treasury shares but shall not exist with respect to shares issued to effect a merger, consolidation, or acquisition of another corporation.
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The Board of Directors shall establish the price, terms, and conditions on which such preemptive rights may be exercised on an equitable basis.

         6. The name and mailing address of the incorporator are G. G. Arms, Pool Company, 10375 Richmond Ave., Houston, TX 77042.

         7. The name and mailing address of each person who is to serve as a director until the first annual meeting of the shareholders or until a successor is elected and qualified is as follows:

         NAME                              MAILING ADDRESS

         J. T.  Jongebloed                 10375 Richmond Ave.
                                           Houston, TX  77042 E.

         E. J. Spillard                    10375 Richmond Ave.
                                           Houston, TX  77042

         8.      The Corporation is to have perpetual existence.

         9. The power to adopt, amend, or repeal the bylaws is conferred upon the shareholders.

        10. Meetings of shareholders may be held within or without the State of Delaware as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

        11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate
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of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

        12. To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may be hereafter amended, a director of the corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         I, THE UNDERSIGNED, the incorporator herein named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of April, 1990.


                                        /s/ G. G. ARMS
                                        -----------------
                                        G. G. Arms
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                      CERTIFICATE OF OWNERSHIP AND MERGER


                                    MERGING


                                  POOL COMPANY


                                      INTO


                           POOL ENERGY HOLDING, INC.


      (PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF DELAWARE)


                                      ****


Pool Energy Holding, Inc., a corporation organized and existing under the laws of Delaware,



DOES HEREBY CERTIFY:



         FIRST: That this corporation was incorporated on the 3rd day of April, 1990, pursuant to the General Corporation Law of the State of Delaware.



         SECOND: That this corporation owns all of the outstanding shares (of each class) of the stock of Pool Company, a corporation incorporated on the 9th day of June, 1950, pursuant to the Business Corporation Law of the State of Texas.



         THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted on the 26th day of March, 1998 by the unanimous written consent of its members, and filed with the minutes of the Board, determined to merge said Pool Company into itself on the conditions set forth in such resolutions:
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                 RESOLVED, that Pool Energy Holding, Inc. (the "Corporation")
         merge, into itself, Pool Company, a Texas corporation, and that, upon the said merger becoming effective, the Corporation, as the surviving corporation, hereby assumes all liabilities and obligations of Pool Company; and


                 FURTHER RESOLVED, that the merger shall become effective on March 30, 1998; and


                 FURTHER RESOLVED, that the President or any Vice President of the Corporation be, and he is hereby, authorized and directed to make and execute (i) a Certificate of Ownership and Merger setting forth a copy of the resolutions regarding the merger of Pool Company's liabilities and obligations, together with such other provisions as are required under the Delaware General Corporation Law, and (ii) Articles of Merger containing such provisions as are required under the Texas Business Corporation Act, and to cause the same to be filed with the Secretary of State of Delaware and of Texas, respectively, and to do all acts and things whatsoever, whether within or without the States of Delaware and Texas, which may be in anywise necessary or proper to effect said merger.


                 FURTHER RESOLVED, that, in connection with the said merger, the Corporation change its corporate name by amending Article 1 of its Certificate of Incorporation to read as follows:


                 1.       The name of the Corporation is Pool Company.


                 IN WITNESS WHEREOF, Pool Energy Holding, Inc. has caused this Certificate to be signed by J.T. Jongebloed, its President, this 26th day of March, 1998.


                                             POOL ENERGY HOLDING, INC.




                                             By: /s/ J.T. JONGEBLOED
                                                ---------------------------
                                             Title:      President
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                               ARTICLES OF MERGER
                                       OF
                                  POOL COMPANY
                                      INTO
                           POOL ENERGY HOLDING, INC.

                                     *****


         Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, Pool Energy Holding, Inc., a corporation organized under the laws of the State of Delaware, and owning all of the shares of Pool Company, a corporation organized under the laws of the State of Texas, hereby executes the following articles of merger:


         1. The following is a copy of a resolution of the Board of Directors of Pool Energy Holding, Inc. adopted on March 26th, 1998:

                 RESOLVED, that Pool Energy Holding, Inc. (the "Corporation") merge, into itself, Pool Company, a Texas corporation, and that, upon the said merger becoming effective, the Corporation, as the surviving corporation, hereby assumes all liabilities and obligations of Pool Company; and

                 FURTHER RESOLVED, that the merger shall become effective on March 30, 1998; and

                 FURTHER RESOLVED, that the President or any Vice President of the Corporation be, and he is hereby, authorized and directed to make and execute (i) a Certificate of Ownership and Merger setting forth a copy of the resolutions regarding the merger of Pool Company with and into the Corporation and the assumption of Pool Company's liabilities and obligations, together with such other provisions as are required under the Delaware General Corporation Law, and (ii) Articles of Merger containing such provisions as are required under the Texas Business Corporation Act, and to cause the same to be filed with the Secretary of State of Delaware and of Texas, respectively, and to do all acts and things whatsoever, whether within or without the States of Delaware and Texas, which may be in anywise necessary or proper to effect said merger.

                 FURTHER RESOLVED, that, in connection with the said merger, the Corporation change its corporate name by amending Articles of its Certificate of Incorporation to read as follows:
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         1.      The name of the Corporation is Pool Company.

         2. The number of outstanding shares of each class of the subsidiary corporation and the number of shares of each class owned by the surviving corporation is:

                                  No. of Shares            No. of Shares
                 Class            Outstanding               Owned by Parent
                 -----            -------------             ---------------

                 Common            100,052.9                100,052.9

         3. The laws of the State of Delaware, under which the surviving corporation is organized, permit such a merger.

         4. The surviving corporation is organized under the laws of the State of Delaware, and the address, including street number, if any, of its registered or principal office in said state is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 18901.


         Dated this 26th day of March, 1998.



                           POOL ENERGY HOLDING, INC.


                       By:  /s/ J. T. JONGEBLOED
                           -----------------------------
                                   President